Sub-Item 77Q(1)(a) - Copies of any material amendments to the registrant's charter or by-laws:

Articles of Amendment to the Articles of Incorporation of the Registrant dated October 23, 2008 are incorporated by reference to Exhibit 23(a)(xi) of Post-Effective Amendment No. 36 to the Registrant's
Registration Statement filed with the SEC on February
25, 2009 (Accession No. 0000930413-09-001014).